                                                                [CONFORMED COPY]

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 30, 1994 (December 29, 1994)



                       ROCKEFELLER CENTER PROPERTIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                      1-8971                        13-3280472
 ---------------              ----------------               -------------------
 (State or other              (Commission File                  (IRS Employer
  jurisdiction)                Number)                       Identification No.)



                1270 Avenue of the Americas, New York, N.Y.  10020
           -----------------------------------------------------------
               (Address of principal executive offices (Zip Code))


       Registrant's telephone number, including area code: (212) 698-1440

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                                        2

Item 5. OTHER EVENTS.

               Rockefeller Center Properties, Inc. (the "Company") announced that the transactions contemplated by the Loan Agreement dated as of December 18, 1994 among the Company, the lenders parties thereto and Goldman Sachs Mortgage Company ("GSMC"), as agent, and the Debenture Purchase Agreement dated as of December 18, 1994 between the Company and Whitehall Real Estate Limited Partnership V ("Whitehall") had closed on December 29, 1994 and that, in connection therewith, the Company had issued to GSMC a Floating Rate Promissory Note due 2000 in the amount of $150,000,000 and to Whitehall a 14% Debenture due 2007 in the amount of $75,000,000. The Company also announced that it had applied the net proceeds of these issuances in the amount of approximately $214.4 million to the retirement of its outstanding commercial paper in the amount of approximately $193.1 million, to the retirement at a cost of approximately $10.6 million of interest rate swaps with a net notional principal of approximately $145 million and to pay approximately $2.1 million of fees and expenses associated with the Company's study of means to modify or reduce its interest rate swap positions and address the scheduled expiration of its commercial paper facility on June 30, 1995, which has now been concluded. The balance of such net proceeds will be applied by the Company to general corporate purposes.

               The Company also announced that Claude M. Ballard, Jr. had resigned as Chairman of the Board and as Director of the Company, that Professor Peter D. Linneman, who is currently a Director of the Company, had been elected Chairman of the Board to replace Mr. Ballard in that capacity and that Daniel M. Neidich, a partner of Goldman, Sachs & Co., had been elected to the Board to fill the vacancy created by the resignation of Mr. Ballard for a term expiring at the 1996 Annual Meeting of Stockholders of the Company. Mr. Neidich was elected to the Board pursuant to the letter agreement between the Company and Goldman, Sachs & Co. and Whitehall filed as Exhibit 4.8 to the Company's Current Report on Form 8-K dated December 22, 1994.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

          (C)  Exhibits.  The following are being filed as exhibits to this
Report:

               4.9 Corrected copy (correcting pp. 2,10,35,43) of the Debenture Purchase Agreement dated as of December 18, 1994 between the Company and Whitehall.

               4.10 Conformed copy of the Collateral Trust Agreement dated as of December 29, 1994 among the Company, Bankers Trust Company and Gary R. Vaughan, Trustees.

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                                        3

               4.11 Conformed copy of the Registration Rights Agreement dated as of December 29, 1994 among the Company, GSMC and Whitehall.

               4.12 Conformed letter amendment dated as of December 29, 1994 between the Company and Chemical Bank, warrant agent, amending the Warrant Agreement dated as of December 18, 1994 between the Company and Chemical Bank, warrant agent.

               4.13 Conformed letter amendment dated as of December 29, 1994 between the Company and Chemical Bank, SAR agent, amending the SAR Agreement dated as of December 18, 1994 between the Company and Chemical Bank, SAR agent.

               10.35     Corrected copy (correcting pp. 6,8,10,34-36,38,44-
                         46,48) of the Loan Agreement dated as of December 18, 1994 among the Company, the lenders parties thereto and GSMC, as agent.

               99.5      Press release dated December 29, 1994.

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                                        4

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.


                                   ROCKEFELLER CENTER PROPERTIES, INC.
                                              (Registrant)



                                   By: /s/ Richard M. Scarlata
                                      --------------------------------
                                        Name:  Richard M. Scarlata
                                        Title: President and Chief Executive
                                                  Officer


Dated:    December 30, 1994

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                                INDEX TO EXHIBITS


Exhibit No.                                    Description
- -----------                                    -----------

   4.9 Corrected copy (correcting pp. 2,10,35,43) of the Debenture Purchase Agreement dated as of December 18, 1994 between the Company and Whitehall.

   4.10 Conformed copy of the Collateral Trust Agreement dated as of December 29, 1994 among the Company, Bankers Trust Company and Gary R. Vaughan, Trustees.

   4.11 Conformed copy of the Registration Rights Agreement dated as of December 29, 1994 among the Company, GSMC and Whitehall.

   4.12 Conformed letter amendment dated as of December 29, 1994 between the Company and Chemical Bank, warrant agent, amending the Warrant Agreement dated as of December 18, 1994 between the Company and Chemical Bank, warrant agent.

   4.13 Conformed letter amendment dated as of December 29, 1994 between the Company and Chemical Bank, SAR agent, amending the SAR Agreement dated as of December 18, 1994 between the Company and Chemical Bank, SAR agent.

   10.35                    Corrected copy (correcting pp. 6,8,10,34-36,38,44-
                            46,48) of the Loan Agreement dated as of December 18, 1994 among the Company, the lenders parties thereto and GSMC, as agent.

   99.5                     Press release dated December 29, 1994.